UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2024

JANONE INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102

Las Vegas, NV 89119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 702-997-5968

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JAN	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2024, JanOne Inc. (the “Company,” “our,” or “we”) executed and delivered a definitive Agreement and Plan of Merger (the “Merger Agreement”), the other parties to which are J1 A5 Merger Sub Inc., our wholly-owned Delaware-domiciled subsidiary that was formed for the sole purpose of entering into this transaction (“Our Subsidiary”), and Alt 5 Sigma, Inc., a Delaware corporation (“Alt 5”). Pursuant to the terms of the Merger Agreement, we acquired all of the capital stock of Alt 5, which, as of the May 15, 2024, closing of the transactions contemplated by the Merger Agreement, became a first-tier, wholly-owned subsidiary of ours. Alt 5’s subsidiaries became our second-tier wholly-owned subsidiaries.

In the Merger Transaction, Alt 5 merged with and into Our Subsidiary and was the surviving entity. In consideration thereof, we issued approximately 1,799,100 shares of our common stock to the legacy equity holders of the capital stock of Alt 5. Those shares represented approximately 19.9% of our then-issued and outstanding shares of common stock. Each of the shares of our newly issued common stock was valued at $4.14, which was the Nasdaq NOCP on Thursday, May 9, 2024, the day immediately prior to the date on which the parties executed and delivered the Merger Agreement. We also issued 34,207 shares of our newly designated Series B Preferred Stock (the “Series B Stock”) to the legacy equity holders of the capital stock of Alt 5. The Series B Stock is not redeemable, is not convertible, directly or indirectly, into any class or series of our capital stock, does not provide for the payment or accrual of any dividends, has no non-statutorily mandated voting rights, and provides for a liquidation preference of $250 per share under certain limited circumstances.

In connection with the closing of the Merger Transaction, we also issued 3,200 shares of our newly designated Series M Preferred Stock (the “Series M Stock”) to two entities that acted as finders for the Merger Transaction. The Series M Stock is not redeemable, is not convertible, directly or indirectly, into any class or series of our capital stock, does not provide for the payment or accrual of any dividends, has no non-statutorily mandated voting rights, and provides for a liquidation preference of $250 per share under certain limited circumstances.

The above-referenced shares of our common stock and of our Series B Stock were issued pursuant to the exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), provided either by Regulation S, as promulgated by the U.S. Securities and Exchange Commission (the “Commission”), for each issuee who was not a “U.S. Person,” as that term is defined in Regulation S, or by Regulation D, Rule 506(b) for the other issuees. Substantially all of the legacy equity holders of the capital stock of ALT 5 are not U.S. Persons. The other legacy equity holders of the capital stock of Alt 5 are U.S. Persons, each of whom was represented to us to be an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D. Neither of the issuees of our Series M Stock is a U.S. Person. Accordingly, the shares of our Series M Stock were issued pursuant to the exemption from the registration requirements of Section 5 of the Securities Act provided by Regulation S.

ALT 5 is a fintech that provides next generation blockchain-powered technologies to enable a migration to a new global financial paradigm. ALT 5, through its subsidiaries, offers two main platforms to its customers: “ALT 5 Pay” and “ALT 5 Prime.” ALT 5 Pay is a crypto-currency payment gateway that enables registered and approved global merchants to accept and make crypto-currency payments or to integrate the ALT 5 Pay payment platform into their application or operations using the plugin with WooCommerce and or ALT 5 Pay’s checkout widgets and APIs. Merchants have the option to convert to fiat currency (US Dollars, Canadian Dollars, Euros, and British Pounds Sterling) automatically or to receive their payment in digital assets. ALT 5 Prime is an electronic over-the-counter trading platform that enables registered and approved customers to buy and sell digital assets. Customers can purchase digital assets with fiat and, equally, can sell digital assets and receive fiat. ALT 5 Prime is available through a browser-based access, mobile phone application named “ALT 5 Pro” that can be downloaded from the Apple App Store, from Google Play, through ALT 5 Prime’s FIX API, as well as through Broadridge Financial Solutions’ NYFIX gateway for approved customers.

The representations, warranties, and covenants contained in the Merger Agreement were made solely for the benefit of the parties thereto. In addition, such representations, warranties, and covenants (i) are intended as a way of allocating the risk between the parties to the Merger Agreement and not as statements of fact and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the transaction and not to provide investors with any other factual information regarding the Company or Alt 5. Stockholders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Alt 5 or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing descriptions of the Series B Stock, the Series M Stock, and the Merger Agreement are not complete and are qualified in their entirety by reference to the full text of such documents, a copy of each which is filed herewith as Exhibit 3.17, Exhibit 3.18, and Exhibit 10.109, respectively, to this Current Report on Form 8-K and is each incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses or funds acquired.

We anticipate that we will file an amendment to this Current Report on Form 8-K not later than 71 calendar days after May 21, 2024, or not later than July 31, 2024. The purpose of the amended filing will be to file the financial statements required by this item.

(d)	Exhibits.

Exhibit No.	Description
3.16	Certificate of Merger of Domestic Corporations filed with the Secretary of State of the State of Delaware on May 15, 2024.
3.17	Certificate of Designation of the Rights, Privileges, Preferences, and Limitations of the Series B Preferred Stock, filed with the Secretary of State of the State of Nevada on May 14, 2024.
3.18	Certificate of Designation of the Rights, Privileges, Preferences, and Limitations of the Series M Preferred Stock, filed with the Secretary of State of the State of Nevada on May 14, 2024.
10.109	Form of Agreement and Plan of Merger among the issuer, J1 A5 Merger Sub Inc., and Alt 5 Sigma, Inc., dated May 10, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JanOne Inc.

By:	/s/ Tony Isaac
Name:	Tony Isaac
Title:	President and Chief Executive Officer

Dated: May 21, 2024